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                                                                   Exhibit 23.3


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated April 21, 1999 of Nur Macroprinter Ltd. in its Registration Statement on Form F-3 filed with the Securities and Exchange Commission and pertaining for the registration of 8,463,173 Ordinary Shares of Nur Macroprinters Ltd.

Kost, Germany                               /s/ Willy Knyrim
November 30, 1999                           ----------------------------------
                                            Willy Knyrim


                                            DIPLOM-FINANCIALIST
                                                WILLY KNYRIM
                                      WIRTSCHAFTSPRUFER-STEUERBERATUR
                                      HUMBOLDTSTR, 37  34117 KASSEL
                                      Tel. (0561) 709 69.0  Fax (0561) 10 25 73